UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2007

KREIDO BIOFUELS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-130606	20-3240178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Flynn Road Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 389-3499

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Kreido Biofuels, Inc. (the “Company”) entered into a Commercial Lease Agreement effective August 1, 2007 (the “Lease”) with Acaso Partners, LLC (the “Landlord”) pursuant to which the Company is leasing an approximately 21,125 square foot industrial and office building located at 1070 Flynn Road, Camarillo, California (the “Property”). The Company moved its corporate headquarters to the Property on August 24, 2007. The Property also serves as the Company’s manufacturing facility.

The Lease is for a term of five years with an option for the Company to extend the term by an additional five years. The monthly rent for the Property is $14,153 plus between $2,535 and $2,853 per month for real property taxes, property insurance and landscaping maintenance.

The foregoing description is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events

On September 5, 2007, the Company issued a press release announcing that the Company relocated its corporate headquarters within Camarillo, California. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number       Exhibit

10.1	Commercial Lease Agreement by and between the Company and Acaso Partners, LLC effective August 1, 2007.

99.1	Press release of Kreido Biofuels, Inc. issued September 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

KREIDO BIOFUELS, INC.
Date: September 11, 2007	By:	/s/ John Philpott

	Name: Its:	John Philpott Chief Financial Officer

EXHIBIT INDEX

Exhibit Number       Exhibit

10.1	Commercial Lease Agreement by and between the Company and Acaso Partners, LLC effective August 1, 2007.

99.1	Press release of Kreido Biofuels, Inc. issued September 5, 2007